UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

Lazard Group LLC

(Exact name of registrant as specified in its charter)

Delaware	333-126751	51-0278097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza, New York

New York, 10020

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 212-632-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 29, 2008, Lazard Ltd (“Lazard”) announced the election of Philip A. Laskawy to its Board of Directors (the “Board”). A copy of the press release announcing this information is being furnished as Exhibits 99.1 to this Current Report on Form 8-K. Mr. Laskawy was also elected as a member of the Board of Directors of Lazard Group LLC and has been appointed as a member of the Audit Committee of the Board of Lazard, for Steven J. Heyer, who served on the Audit Committee on an interim basis. Mr. Heyer will continue in his role as Chair of Lazard’s Compensation Committee and as a member of Lazard’s Nominating & Governance Committee.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

99.1	Press Release of Lazard Ltd issued on July 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

LAZARD GROUP LLC,

	By:	/s/ Scott D. Hoffman
	Name:	Scott D. Hoffman
	Title:	Managing Director and General Counsel

Date: July 30, 2008

EXHIBIT INDEX

99.1	Press Release issued on July 29, 2008.